UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

NORTH CENTRAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

825 Central Avenue

Fort Dodge, Iowa 50501

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2012, North Central Bancshares, Inc. (“North Central”) entered into a Merger Agreement with Great Western Bancorporation, Inc., an Iowa Corporation (“Great Western”), and 150, Inc. (“150”) an Iowa corporation and newly-formed direct wholly-owned subsidiary of Great Western (the “Merger Agreement”). Under the terms of the Merger Agreement, and subject to the terms and conditions thereof, 150 will merge with and into North Central, which shall be the surviving corporation in such merger, and be wholly-owned by Great Western (the “Merger”) as the result of such merger.

Subject to certain conditions contained in the Merger Agreement, upon effectiveness of the Merger, each issued and outstanding share of common stock of North Central will be converted into the right to receive $30.58 per share in cash, representing a premium of approximately 39% over North Central’s closing price on March 12, 2012. The aggregate consideration that the shareholders of North Central Bancshares, Inc. will receive as a result of the Merger is approximately $41.5 million.

The Merger Agreement contains various conditions. Assuming satisfaction of such conditions, it is currently expected that the Merger will become effective in the summer of this year.

In accordance with the terms of the Merger Agreement, North Central and its advisors are permitted to solicit and consider acquisition proposals from third parties through April 12, 2012. It is not anticipated that any developments will be disclosed with regard to this process unless North Central’s Board of Directors accepts an alternative superior acquisition proposal in accordance with the terms of the Merger Agreement. There can be no assurance that the solicitation of proposals will result in any such alternative transaction.

The Merger Agreement also provides that in connection with the termination of the Merger Agreement, under specified circumstances North Central may be required to reimburse Great Western for certain of its fees and expenses and to pay Great Western a termination fee equal to $830,000 or $1,660,000, depending on the circumstances at the time of termination.

The Merger Agreement has been unanimously approved by North Central’s Board of Directors, and the transactions contemplated by the Merger Agreement are subject to, among other things, the approval of the Merger Agreement by the shareholders of North Central, the receipt of requisite bank regulatory approvals and non-objections, and other customary conditions. Each director of North Central has entered into a shareholder agreement with Great Western, pursuant to which each such director has agreed to vote in favor of the Merger Agreement and related transactions, including the Merger, until such time as the voting agreement is terminated in accordance with its terms (the “Shareholder Agreement”). A form of the Shareholder Agreement is attached hereto as Exhibit 99.1.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

Additional Information and Where to Find It

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is being filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to this Current Report on Form 8-K. Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the transactions discussed herein.

This Current Report on Form 8-K does not constitute a solicitation of any vote or approval. North Central will be filing with the SEC a proxy statement related to a special meeting of its shareholders and other relevant documents related to the approval by North Central’s common shareholders of the Merger Agreement and related transactions (“Shareholder Approval”). We urge investors to read the related proxy statement and any other relevant documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by North Central will be available free of charge from David M. Bradley, Chairman, President and Chief Executive Officer of North Central Bancshares, Inc. at (515) 576-7531.

The directors, executive officers and certain other members of management and employees of North Central may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Shareholder Approval will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT RELATED TO NORTH CENTRAL’S SPECIAL MEETING OF SHAREHOLDERS TO APPROVE THE MERGER AGREEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY NORTH CENTRAL WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You can find current information about North Central’s executive officers and directors in the proxy statement related to its upcoming annual meeting of shareholders, which was filed with the SEC on Schedule 14A on March 9, 2012.

Caution about Forward-Looking and other Statements

This Current Report on Form 8-K and the attached exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transactions discussed herein. Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of North Central will not differ materially from any results expressed or implied by such forward-looking statements or that North Central will be able to close on the transactions by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in North Central’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that North Central delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of North Central or its affiliates.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Item 7.01.	Regulation FD Disclosure.

Today North Central issued a press release announcing its entry into the Merger Agreement, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference. Today, North Central also released communications addressed to its employees containing questions and answers regarding the Merger Agreement and related transactions, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central Bancshares, Inc., Great Western Bancorporation, Inc. and 150, Inc.

99.1	Form of Shareholder Agreement.

99.2	Press Release issued by North Central Bancshares, Inc. on March 13, 2012.

99.3	Employee Communication, dated March 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

Date: March 13, 2012	By:	/s/ David M. Bradley
Chairman, President and CEO

Exhibit Index

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of March 12, 2012, by and among North Central Bancshares, Inc., Great Western Bancorporation, Inc. and 150, Inc.

99.1	Form of Shareholder Agreement.

99.2	Press Release issued by North Central Bancshares, Inc. on March 13, 2012.

99.3	Employee Communication, dated March 13, 2012.